UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                         ______________________________

                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934
                         ______________________________

         Date of report (Date of earliest event reported): April 5, 2005

                         NORTH CENTRAL BANCSHARES, INC.
             (Exact name of registrant as specified in its charter)

           Iowa                          0-27672                 42-1449849
(State or other jurisdiction         (Commission File           (IRS Employer
     of incorporation)                    Number)            Identification No.)

           c/o First Federal Savings Bank of Iowa, 825 Central Avenue
                             Fort Dodge, Iowa 50501
               (Address of principal executive offices) (Zip Code)


       Registrant's telephone number, including area code: (515) 576-7531

                                 Not Applicable
          (Former name or former address, if changed since last report)


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR
    230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR
    240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange
    Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange
    Act (17 CFR 240.13e-4(c))

Item 1.01   Entry in Material Definitive Agreement

     On March 29, 2005, North Central Bancshares, Inc. (the "Company") and First Federal Savings Bank of Iowa, a Federal Savings Bank (the "Bank") entered into a three year employment agreement with C. Thomas Chalstrom. The agreement provides for the following:

          o Mr. Chalstrom will be employed as President and Chief Operating Officer of the Bank and as Executive Vice President of the Company.
          o Mr. Chalstrom will receive an annual salary as determined by the Compensation Committee of the Board of Directors of the Corporation no less than his current salary.
          o Mr. Chalstrom will continue to serve on the respective Board of Directors of the Company and the Bank.

     In addition, the contract is terminable by the Company and the Bank without cause. The agreement provides, among other things, for Mr. Chalstrom's participation in an equitable manner in all benefits available to executive officers of the Company and the Bank, including:

          o    short-term and long-term incentive compensation
          o health, disability, life insurance, retirement and vacation benefits; and
          o    any benefits available under perquisite programs.




Item 9.01   Financial Statements and Exhibits

            None.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                          NORTH CENTRAL BANCSHARES, INC.



                          By:    /s/ David M. Bradley
                                 --------------------
                          Name:  David M. Bradley
                          Title: Chairman, President and Chief Executive Officer



Date: April 5, 2005